EXHIBIT 2.1


AGREEMENT AND PLAN OF MERGER ("this Agreement") made and entered into this 3rd day of March, 2000, by and between ENTERPRISE CONSOLIDATION CORPORATION., herein sometimes referred to as "Enterprise" or the "Surviving Corporation", a Delaware corporation, and STUART COMMUNICATIONS CORPORATION which holds 100% ownership of THE BILLIARD CHANNEL. COM, herein sometimes referred to as The Billiard Channel or The Billiard Channel.com or the "Disappearing Corporation", a Nevada corporation.

     WHEREAS:

     A. Enterprise and Stuart Communications Corp./The Billiard Channel.com sometimes referred to as the "Constituent Corporations"), desire to merger pursuant to the applicable statutes of the State of Delaware in accordance with the terms and conditions hereinafter set forth. The Constituent Corporations also desire that this be a reorganization free of tax and be governed by Section 368 (a) (1) (A) of the Internal Revenue Code.

     B.   Enterprise  is  duly   organized   and  existing   under  the  General
          Corporation Law of the State of Delaware, having been incorporated on September 12, 1998.

     C. Stuart Communications Corporation is duly organized and existing under the laws of the State of Nevada, having been incorporated on July 6, 1999.

     D. Enterprise has an authorized capital stock consisting of 8,000,000 shares of preferred stock of the par value of $0.001 per share (the "Enterprise Preferred"), of which none of the shares have been issued, and 100,000,000 shares of common stock of the par value of $0.001 per share (the "Enterprise Stock"), of which 7,000,000 shares are now issued and outstanding. (prior to the merger, Enterprise's shares are only 7 million. After the merger, the total amount issued and outstanding will be 13 million).

     E. Stuart Communications Corporation has an authorized capital stock consisting of 75,000,000 shares of common stock of the par value of $
          0.001 per share ("Stuart Communications corp./The Billiard Channel stock"), of which 6,000,000are now issued and outstanding

NOW, THEREFORE, the Constituent Corporations do hereby agree each with the other that Stuart Communications Corporation/The Billiard Channel be merged into Enterprise as the Surviving Corporation, pursuant to the applicable statutes of the State of Delaware, subject to the following terms and conditions: A name change will then be effective as "The Billiard Channel Inc.". There will be 13,000,000 shares of common stock, par value $0.001, issued and outstanding following the merger's execution.


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

     1. CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. On the Merger Date, as that term is defined in Paragraph 18 below, the Certificate of Incorporation of Enterprise, and its corresponding amended and restated certificates of incorporation shall be the Articles of Incorporation of the Surviving Corporation.

     2. NAME OF THE SURVIVING CORPORATION. On the Merger Date, the name of the Surviving Corporation shall be Stuart Communications Corporation. A name change will then be effective as The Billiard Channel Inc.

     3. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of Enterprise in force on the Merger Date shall be the Bylaws of the Surviving Corporation until altered, amended or repealed.

     4. DIRECTORS OF THE SURVIVING CORPORATION: Until changed, the number of persons who shall constitute the Board of Directors of the Surviving Corporation shall be five.

     5. The names and address of the persons who shall be directors of the Surviving Corporation on and after the Merger Date are:

Name                            Address
----                            -------
Jack Stuart                #2646 - 1979 Marine Drive
                           North Vancouver, British Columbia, Canada V7P 3G2

Russell Stuart             8013 Pottery Creek Drive
                           Las Vegas, Nevada, 89128

Whitney Stuart             #2646 - 1979 Marine Drive
                           North Vancouver, British Columbia V7P 3G2

Karen Scott                #104 - 20177 - 54A Ave.,
                           Langley, British Columbia, V3A 3W6

Sherrill Calvert           207 N. Second Street
                           Jeannette, PA,  15644

     Each of the aforesaid shall hold such office until the Enterprise annual meeting of the shareholders of the Surviving Corporation and until their respective successors shall have been duly elected and qualified.


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


     6. OFFICERS OF THE SURVIVING CORPORATION. On the Merger Date, the following persons shall be the officers of the Surviving Corporation , whose names and address are set forth below:

    Name             Office                       Address
--------------       ------                       -------
Jack Stuart          President        #2646 - 1979 Marine Drive
                                      North Vancouver, British Columbia, V7P 3G2

Russell Stuart       Vice President   8013 Pottery Creek Drive
                                      Las Vegas, Nevada 89128

Whitney Stuart       Vice President   #2646 - 1979 Marine Drive
                                      North Vancouver, British Columbia, V7P 3G2

Karen Scott          Secretary/       #104 - 20177 - 54A Ave.,
                     Treasurer        Langley, British Columbia, V3A 3W6

     Each of the aforesaid shall hold the office set forth after his or her respective name until a successor shall be elected or appointed in the manner provided by the Surviving Corporation's Bylaws.

     7. CONVERSION OF SHARES OF THE CONSTITUENT CORPORATIONS. The manner of converting shares of the Constituent Corporations into shares of the Surviving Corporation shall be as follows: (A) Each share of the Enterprise Stock issued and outstanding on the Merger Date shall continue to be one share of Enterprise Stock. (B) Each share of the Stuart Communications Corporation/The Billiard Channel Stock issued and outstanding on the Merger Date shall, without any action by the holders there, be changed and converted into 1 Enterprise Share; provided, however, that no fractional shares of the Surviving Corporation shall be issued. In lieu thereof, the Surviving Corporation shall round-up fractional shares to the next highest number. (C) All outstanding warrants, option and all other outstanding rights to purchase shares of Stuart Communications Corp./The Billiard Channel Stock shall be adjusted, pursuant to the terms contained in such option, warrant or other rights documents, for conversion to warrants, options or rights to purchase stock of the Surviving Corporation on the same ratio as provided herein for holders of Stuart Communications Corp./The Billiard Channel Stock. (D) The number of Enterprise Shares to be issued in exchange for shares of the Stuart Communications Corp./The Billiard Channel Stock hereunder shall be proportionately reduced by any shares owned by Stuart Communications Corp./The Billiard Channel shareholders who shall have timely objected to the merger (the "Dissenting Shares") in accordance with the provisions of the laws of Nevada, which objections will be dealt with as provided in those sections.
(E) On the Merger Date, the capital of the Surviving Corporation shall be an amount equal to the aggregate par value of all of the issued shares of capital stock of the Surviving Corporation, after giving effect to the terms and provisions of this Agreement. Each certificate evidencing ownership of shares of Enterprise Stock issued and outstanding on the Merger Date, or held by the Surviving Corporation in its treasury shall continue to evidence ownership of the same number of shares of Enterprise Stock.


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

     8. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing Stuart Communications Corp./ The Billiard Channel Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated by the Surviving Corporation to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of the Enterprise Stock into which the shares of Stuart Communications Corp./The
Billiard Channel Stock represented by the certificate or certificates so surrendered shall have been converted.

     8. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Stuart Communications Corp./The Billiard Channel Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Stuart Communications Corp./The Billiard Channel Stock into which it was converted. No dividend or other distribution payable to holders of the Surviving Corporation common stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Stuart Communications Corp./The Billiard Channel Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Enterprise Stock represented thereby.

     9. EFFECT OF THE MERGER. On the Merger Date, the separate existence of the Disappearing Corporation shall cease (except insofar as continued by statute), and it shall be merged with and into the Surviving Corporation. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Constituent Corporations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation.

     10. APPROVAL OF SHAREHOLDERS. This Agreement shall be adopted by the shareholders of the Constituent Corporations at meetings of such shareholders called for that purpose or by written consent pursuant to the laws applicable thereto. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the holders of all the shares of the common stock issued and outstanding and entitled to vote for each of the Constituent Corporations.


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

     11. REPRESENTATIONS AND WARRANTIES OF ENTERPRISE. Enterprise represents and warrants to Stuart Communications Corp./The Billiard Channel that:

          (A) Corporate Organization and Good Standing. Enterprise is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Enterprise does not have any subsidiaries nor any direct or indirect interest in any corporation, firm or unincorporated association.

          (B) Capitalization. Enterprise's authorized capital stock consists of 8,000,000 shares of preferred stock, $0.001 par value, of which none of the shares have been issued, and 100,000,000 shares of common stock, $.001 par value, of which 7,000,000shares are issued and outstanding.

          (C) Issued Stock. All the outstanding shares of the Enterprise Stock are duly authorized and validly issued, fully paid and non assessable.

          (D) Corporate Authority. Enterprise has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          (E)   Authorization.   Execution  of  this  Agreement  has  been  duly
     authorized and approved by Enterprise's board of directors.

          (F) Financial Statements. Enterprise's balance sheet and the related statements of income and retained earnings for and as at the periods ended August 31, 1999, and December 31, 1999 (the "Enterprise Financial Statements"), audited by Weinberg & Co., PA (Enterprise's accountant), fairly present the financial condition of Enterprise as of the dates thereof and the results of operations for the periods then ended all conformity with generally accepted accounting principles consistently applied.

          (G) Title. Enterprise has good and marketable title to all the real property and good and valid title to all other property included in the Enterprise Financial Statements. Except as set out in the balance sheets thereof, the properties of Enterprise are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Enterprise.

          (H) Absence of Undisclosed Liabilities. Except to the extent reflected or reserved in the Enterprise Financial Statements, Enterprise did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) or any liability or obligation for taxes, federal, state or foreign.


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

          (I) No Material Changes.  There has been no material adverse change in
     the  business,   properties,  or  condition,  financial  or  otherwise,  of
     Enterprise since the date of the Enterprise Financial Statements.

          (J) Litigation. There is not, to the knowledge of Enterprise, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Enterprise or against any of its officers.

          (K) Contracts. Enterprise is not a party to any contract that is to be performed in whole or in part at or after the date of this Agreement.

          (L) Tax Returns. All federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts, have been properly prepared and filed by Enterprise for all years to and including the taxable year ending December 31, 1998. The provisions for federal and state taxes reflected in the Enterprise Financial Statements are adequate to cover any such taxes that may be assessed against Enterprise in respect of its business and its operations during the periods covered by the Enterprise Financial Statements and all prior periods.

          (M) No Violation. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Enterprise is subject or by which Enterprise is bound.

          (N) Reporting Company. Enterprise has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10 which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to ss.12 thereunder.

          (O) Reporting Company Status. Enterprise has timely filed and is current on all reports required to be filed by it pursuant to ss.12(g) of the Securities Exchange Act of 1934, and until the Merger Date, shall continue to file all such reports when each shall become due.

     12. REPRESENTATIONS AND WARRANTIES OF STUART COMMUNICATIONS CORPORATION/THE BILLIARD CHANNEL. Stuart Communications Corp./The Billiard Channel represents and warrants to Enterprise that:

          (A) Corporate Organization and Good Standing. Stuart Communications Corporation/The Billiard Channel is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Stuart Communications Corp./The Billiard Channel has no subsidiaries, nor any direct or indirect interest in any other corporation, firm or other unincorporated entity.


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

          (B) Capitalization. Stuart Communications Corporation/The Billiard Channel's authorized capital stock consists of 75,000,000 shares of common stock, $ 0.001 par value, of which 6,000,000shares are issued and outstanding.

          (C) Stock Rights. There are no stock grants, options, rights, warrants or other rights to purchase or obtain shares of Stuart Communications Corp./The Billiard Channel Stock issued or committed to be issued.

          (D) Issued Stock. All the outstanding shares of Stuart Communications Corp./The Billiard Channel Stock were duly authorized and are validly issued, fully paid and non-assessable.

          (E) Corporate Authority. Stuart Communications Corp./The Billiard Channel has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

          (F)   Authorization.   Execution  of  this  Agreement  has  been  duly
     authorized  and  approved  by  Stuart  Communications   Corp./The  Billiard
     Channel's board of directors.

          (G) Financial Statement. Within thirty (30) days of the Merger Date, Stuart Communications Corp./The Billiard Channel will have prepared audited financial statements as at and for the period December 31, 1999 (the "Stuart Communications Corp./The Billiard Channel Financial Statement"). The Stuart Communications Corp./The Billiard Channel Financial Statement will fairly present the financial condition of Stuart Communications Corp./The Billiard Channel as of December 31, 1999 and the results of its operations for the periods then ended all in conformity with generally accepted accounting principles consistently applied.

          (H) Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in Stuart Communications Corp./The Billiard Channel Financial Statement, Stuart Communications Corp./The Billiard Channel did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

          (I) No Material Changes. There has been no material adverse change in the business, properties, or financial condition of Stuart Communications Corp./The Billiard Channel since the date of Stuart Communications Corp./The Billiard Channel Financial Statement.


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

          (J) Litigation. There is not, to the knowledge of Stuart Communications Corp./Billiard Channel, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Stuart Communications Corp./The Billiard Channel or against any of its officers.

          (K) Contracts. Stuart Communications Corp./The Billiard Channel is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

          (L) Title. Stuart Communications Corp./Billiard Channel has good and marketable title to all the real property and good and valid title to all other property included in the Stuart Communications Corp./The Billiard
     Channel Financial Statement. Except as set out in the balance sheet thereof, the properties of Stuart Communications Corp./The Billiard Channel are not subject to any mortgage, encumbrance, or lien of any kind except as disclosed in the Stuart Communications Corp./The Billiard Channel Financial Statement.

          (M) Tax Returns. All federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts, have been properly prepared and filed by Stuart Communications Corp./The Billiard Channel for all years to and including the taxable year ending December 31, 1999. The provisions for federal and state taxes reflected in the Stuart Communications Corp./The Billiard Channel Financial Statements are adequate to cover any such taxes that may be assessed against Stuart Communications Corp./The Billiard Channel in respect of its business and its operations during the periods covered by the Stuart Communications Corp./The Billiard Channel Financial Statements and all prior periods.

          (N) No Violation. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Stuart Communications Corp./The Billiard Channel is subject or by which Stuart Communications Corp./The Billiard Channel is bound.

     13. CONDUCT OF ENTERPRISE PENDING THE MERGER DATE. Enterprise covenants and agrees with Stuart Communications Corp./The Billiard Channel that between the date of this Agreement and the Merger Date:

          (A) No change will be made in Enterprise's articles of incorporation or bylaws.

          (B) Enterprise will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.


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

          (C) Enterprise will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

          (D) Enterprise will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of its business which commitment can be canceled without penalty on not more than 30 days' notice.

     14. CONDUCT OF STUART COMMUNICATIONS CORP./THE BILLIARD CHANNEL PENDING THE MERGER DATE. Stuart Communications Corp./The Billiard Channel covenants to and agrees with Enterprise that between the date of this Agreement and the Merger
Date:

          (A) No change will be made in Stuart Communications Corp./The Billiard Channel's certificate of incorporation or bylaws.

          (B) Stuart Communications Corp./The Billiard Channel will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock otherwise than as provided herein.

          (C) Stuart Communications Corp./ The Billiard Channel will submit this Agreement for its shareholders' approval with a favorable recommendation by its board of directors and will use its best efforts to obtain the requisite shareholder approval.

          (D) Stuart Communications Corp./The Billiard Channel will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     15. CONDITIONS PRECEDENT TO OBLIGATION OF ENTERPRISE. Enterprise's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Enterprise:

          (A) Stuart Communications Corp./The Billiard Channel's Representations and Warranties. The representations and warranties of Stuart Communications Corp./The Billiard Channel set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

          (B) Stuart Communications Corp./Billiard Channel's Covenants. Stuart Communications Corp./The Billiard Channel shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.


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

          (C) Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of Enterprise.

          (D)  Stuart   Communications   Corp./The  Billiard  Channel  Financial
     Statements. Stuart communications Corp./The Billiard Channel shall have delivered the Billiard Channel Financial Statements.

          (E) Supporting Documents of Stuart Communications Corp./The Billiard Channel. Com. Stuart communications Corp./The Billiard Channel shall have delivered to Enterprise supporting documents in form and substance satisfactory to Enterprise, to the effect that:

               (i)  Stuart  Communications   Corp./The  Billiard  Channel  is  a
          corporation duly organized, validly existing, and in good standing;

               (ii)   Stuart   Communications   Corp./The   Billiard   Channel's
          authorized and issued capital stock is as set forth herein; and,

               (iii) The execution and consummation of this Agreement have been duly authorized and approved by Stuart Communications Corp./The Billiard Channel's board of directors.

     16. CONDITIONS PRECEDENT TO OBLIGATION OF STUART COMMUNICATIONS CORP./THE BILLIARD CHANNEL. Stuart Communications Corp./The Billiard Channel's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Stuart Communications Corp./The Billiard Channel:

          (A) Enterprise's Representations and Warranties. The representations and warranties of Enterprise set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby and shall be applicable to the Enterprise's financial statements referred to in subparagraph (C) hereof.

          (B) Enterprise's Covenants. Enterprise shall have performed all covenants and agreements required by this Agreement to be performed by it on or before the Merger Date.

          (C) Shareholder Approval. This Agreement shall have been approved by the required number of shareholders of Stuart Communications Corp./The Billiard Channel. com

          (D)  Financial  Statements;   SEC  Reports.   Enterprises  shall  have
     delivered to Stuart  Communications  Corp./The  Billiard  Channel:

               (i) the financial statements of Enterprise as at and for the period ended December 31, 1999, certified by Enterprise's accountants; and


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

               (ii) a true copy of each report filed or required to be filed by Enterprise with the SEC.

          (E) Supporting Documents of Enterprise. Enterprise shall have delivered to Stuart Communications Corp./The Billiard Channel supporting documents in form and substance satisfactory to Stuart Communications Corp./The Billiard Channel to the effect that:

               (i) Enterprise is a corporation duly organized, validly existing, and in good standing;

               (ii) Enterprise's authorized and issued capital stock is as set forth herein; and,

               (iii) The execution and consummation of this Agreement have been duly authorized and approved by Enterprise's board of directors.

     17. ACCESS. From the date hereof to the Merger Date, Stuart Communications Corp./The Billiard Channel and Enterprise shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     18. MERGER DATE. The Merger shall become effective (the "Merger Date") on March 14th, 2000.

     19. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval of this Agreement by the shareholders of the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

     20. CLOSING. The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or such place agreed upon by Enterprise and Stuart Communications Corp./The Billiard Channel without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

     Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

     21. STUART COMMUNICATIONS CORP./THE BILLIARD CHANNEL'S CLOSING DOCUMENTS. At the Closing, Stuart Communications Corp./The Billiard Channel shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Surviving Corporation:

          (A) A list of the holders of the shares of Stuart Communications Corp./The Billiard Channel Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Enterprise Stock to be issued to each such holder.

          (B) Evidence of the consent of shareholders of Stuart Communications Corp./The Billiard Channel to this Agreement.

          (C)  Certificate  of the  Secretary  of State of Nevada as of a recent
     date  as  to  Stuart  Communications   Corp./The  Billiard  Channel's  good
     standing.

          (D) Certified copies of the resolutions of Stuart Communications Corp./The Billiard Channel's board of directors authorizing the execution of this Agreement and the consummation of the Merger. (E) Secretary's certificate of incumbency of Stuart Communications Corp./The Billiard Channel's officers and directors.

          (F) Letter from authorized agent of Stuart Communications Corp./The Billiard Channel to the transfer agent stating that pursuant to the merger agreement, any stock certificate held by an original shareholder of Enterprise which has a restrictive legend should have that legend removed because that shareholder no longer has a controlling interest in the Surviving Corporation, and as such, its shares are free trading. Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     22. ENTERPRISE'S CLOSING DOCUMENTS. At the Closing, Enterprise shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Stuart Communications Corp./The Billiard Channel:

          (A) A list of Enterprise's shareholders of record, including, wherever available, addresses and telephone numbers.

          (B) Evidence of the consent of Enterprise's shareholders to this Agreement.

          (C) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of Enterprise.

          (D) Certified copies of the resolutions of Enterprise's board of directors authorizing the execution of this Agreement and the consummation of the merger.

          (E) Secretary's certificate of incumbency of Enterprise's officers and directors.

          (G) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

     24. TERMINATION. Unless the Merger Date shall have occurred prior to April 4, 2000, and unless such date has been extended by a writing signed by each party, this Agreement and the obligations of the parties hereto shall be void, and each of the parties shall pay for all of the costs and expenses incurred by such party in the negotiation and consummation of this Agreement and the transactions herein contemplated.

     25. ARBITRATION

          (A) Scope and Status. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association in the State of California. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

          (B) Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. The arbitrator shall decide any dispute as to the applicable law.

          (C) Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration. (D) Application of Governing Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction. (E) Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees. (F) Measure of

     Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages. (G) No Suit. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

          26. GENERAL PROVISIONS

          (A) Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

          (B) Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          (C) Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party; provided, however, that any claim made to a party shall be promptly conveyed by notice to the other and the party against whom the claim is made shall have the right to defend the claim and any action arising therefrom, at its own expense and by counsel selected by it. (D) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class certified mail, return receipt requested, or recognized commercial courier service, as follows:

                    If to Enterprise:
                           Enterprise, Inc.
                           860 Via de la Paz, Suite E-1
                           Pacific Palisades, CA 90272

                    If to Stuart Communications Corp./The Billiard Channel, to:
                           Jack Stuart
                           #104 - 20177 - 54A Ave
                           Langley, British Columbia V3A 3W6

          (E) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware for agreements entered into and intended to be carried out entirely in Delaware.

     27. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     28.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ENTERPRISE, INC.

 /s/ Timothy Hipsher
--------------------------
By: Timothy Hipsher
       President

STUART COMMUNICATIONS CORP./
THE BILLIARD CHANNEL. COM


 /s/  Jack Stuart
--------------------------
By: Jack Stuart
Chairman